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                                  EXHIBIT 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-26816, 33-26817, 333-9929, 333-69361 and 333-69015)
of Twin Disc, Incorporated of our report dated July 30, 2004, except for Note B, as to which the date is July 27, 2005,relating to the financial statements and financial statement schedule, which appears in this form 10-K.

/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers  LLP


Milwaukee, Wisconsin
August 12, 2005